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                                                                   EXHIBIT 3.1.3

                            ARTICLES OF INCORPORATION

                                       OF

                         MACKENZIE GROUP OF FUNDS, INC.

                                    ARTICLE I

The name of the Corporation is Mackenzie Group of Funds, Inc.

                                   ARTICLE II

The Corporation is organized for the purpose of transacting any and all business for which corporations may be formed under Chapter 607 of the Florida Statutes, as amended from time to time.

                                   ARTICLE III

The Corporation is authorized to issue 1,000 shares of common stock, par value $.001 per share.

                                   ARTICLE IV

The address of the initial registered office of the Corporation is 700 S. Federal Highway, Suite #300, Boca Baton, FL 33432 and the name of the initial registered agent of the Corporation at such address is C. William Ferris.

                                    ARTICLE V

The initial mailing address for the Corporation is 700 S. Federal Highway, Suite #700, Boca Raton, FL 33432.

                                   ARTICLE VI

The Corporation shall have 3 director(s) initially and the number of directors may be increased or decreased from time to time as provided by the By-laws but shall never be less than one (1). The name(s) and address(es) of the initial Director(s) is/are as follows:

                                C. William Ferris
                             700 S. Federal Highway
                                   Suite #300
                              Boca Baton, FL 33432




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                                Michael G. Landry
                             700 S. Federal Highway
                                   Suite #300
                              Boca Raton, FL 33432


                                Keith J. Carlson
                              7005. Federal Highway
                                   Suite #300
                              Boca Baton, FL 33432



                                   ARTICLE VII

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv) is or was serving at the request of the Corporation as an officer of another corporation, provided that such person is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made; or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

                                   ARTICLE VII

The Corporation elects not to be governed by Florida Statute Section 607.0902, as amended from time to time, relating to control share acquisitions.

                                   ARTICLE IX

The Corporation elects not to be governed by Florida Statute Section 607.0901, as amended from time to time, concerning affiliated transactions.



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                                    ARTICLE X

The name(s) and address(es) of the incorporator(s) of this Corporation is/are C. William Ferris, 700 S. Federal Highway, Suite #700, Boca Baton, FL 33432.

                                   ARTICLE XI

The Board of Directors and Shareholders may amend, repeal or adopt any By-law of and for the Corporation, but the Shareholders may prescribe that any By-law so amended, repealed or adopted by the Shareholders shall not be amended, repealed or adopted by the Board of Directors.

                                   ARTICLE XII

The duration of the Corporation is perpetual.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 28th day of May, 1993.

                                         /s/ C.  WILLIAM FERRIS
                                         -------------------------------------
                                         C.  William Ferris















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                            ARTICLES OF AMENDMENTS OF
                          ARTICLES OF INCORPORATION OF
                         MACKENZIE GROUP OF FUNDS, INC.

                                    RECITALS:
                                    ---------


1. Mackenzie Group of Funds, Inc. is a Florida corporation ("Corporation") whose Articles of Incorporation were originally filed with the Department of State of the State of Florida on June 2, 1993;

2. the Board of Directors and the Shareholders of the Corporation, by Joint Unanimous Written Consent dated September 10, 1993 pursuant to Florida Statutes
Section 607.1003 resolved, among other things, that the Articles of Incorporation of the Corporation be amended as set forth below; and

3. pursuant to the Joint Unanimous Written Consent, the President of the Corporation was authorized, empowered and directed to sign and file these Articles of Amendment with the Department of State of the State of Florida to amend the Articles of Incorporation of the Corporation;

                                    RESOLVED:
                                    ---------

1. Article I of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and the following is substituted:

                  The name of the corporation will be Mackenzie Funds Distribution, Inc.

The undersigned, the President of the Corporation, hereby executes these Articles of Amendment of the Articles of Incorporation of the above Corporation on behalf of the Corporation.

                                            Mackenzie Group of Funds, Inc.


                                            By:  /s/ MICHAEL G. LANDRY
                                               ---------------------------------
                                               Michael G. Landry, President


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                            ARTICLES OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                       MACKENZIE FUNDS DISTRIBUTION, INC.

                                R E C I T A L S:
                                ----------------

1. Mackenzie Funds Distribution, Inc. is a Florida corporation ("Corporation") whose Articles of Incorporation were originally filed with the Department of State of the State of Florida on June 2, 1993;

2. the Board of Directors and Shareholders of the Corporation, by Joint Unanimous Written Consent dated June 20, 1994, pursuant to Florida Statutes
Section 607.1003 resolved, among other things, that the amendments were adopted on June 20, 1994, and the Articles of Incorporation of the Corporation be amended as set forth below; and

3. pursuant to the Joint Unanimous Written Consent, the president of the Corporation was authorized, empowered and directed to sign and file these Articles of Amendment with the Department of State of Florida to amend the Articles of Incorporation of the Corporation as follows:

                                R E S O L V E D:
                                ----------------

1. Article 1 of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and the following is substituted:

                                    ARTICLE I

The name of the Corporation shall be Mackenzie Ivy Funds Distribution, Inc.

The undersigned, of the President of the corporation, hereby executes these Articles of Amendment of the Articles of Incorporation of the above Corporation on behalf of the Corporation.

                                        MACKENZIE FUNDS DISTRIBUTION, INC.

                                        By: /s/ MICHAEL G. LANDRY
                                           ----------------------------------
                                           Michael G. Landry, President


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                            ARTICLES OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                     MACKENZIE IVY FUNDS DISTRIBUTION, INC.

                                R E C I T A L S:
                                ----------------

1 Mackenzie Ivy Funds Distribution, Inc., is a Florida corporation ("Corporation") whose Articles of Incorporation were originally filed with the Department of State of the State of Florida on June 2, 1993;

2. the Board of Directors and Shareholder of the Corporation, by Joint Unanimous Written Consent dated May 1, 1996, pursuant to Florida Statutes Section 607.1003 resolved, among other things, that the Articles of Incorporation of the Corporation be amended as set forth below (the amendment(s) were adopted May 1, 1996); and

3. pursuant to the Joint Unanimous Written Consent, the President of the Corporation was authorized, empowered and directed to sign and file these Articles of Amendment with the Department of State of Florida to amend the Articles of Incorporation of the Corporation as follows:

                                R E S O L V E D:
                                ----------------

1. Article 1 of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and the following is substituted:

                                    ARTICLE I

The name of the Corporation shall be Ivy Mackenzie Distributors, Inc.

The undersigned, the President of the Corporation, hereby executes these Articles of Amendment of the Articles of Incorporation of the above Corporation on behalf of the Corporation.

                                   Mackenzie Ivy Funds Distribution, Inc.

                                   By: /s/ KEITH J. CARLSON
                                      -------------------------------------
                                      Keith J. Carlson, President


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                            ACCEPTANCE OF APPOINTMENT

                                       OF

                                REGISTERED AGENT

I hereby accept the appointment as registered. agent contained in the foregoing Articles of Incorporation and state that I am familiar with and accept the obligations of Section 607.0505 of the Florida Statutes, as amended.


                                            /s/ C. WILLIAM FERRIS
                                            ------------------------------------
                                            C. William Ferris

























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